EXHIBIT 5.1

                             OPINION OF LAW OFFICES
                                 OF GARY L. BLUM

June 16,  1998

Digitran Systems, Incorporated
2176 North Main
P.O. Box 6310
North Logan Utah 84341-6310


Re:      Digitran Systems, Incorporated Registration Statement on Form S-8

Gentlemen:

                  We are acting as counsel for Digitran Systems, Incorporated, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 150,000 shares (the "Shares") of the Company's common stock of $.01 par value. The Shares include 100,000 shares issuable pursuant to that certain Professional Services Agreement granting stock to a Company employee or consultant, 20,000 shares issuable pursuant to that certain Fee Agreement granting stock to a Company employee or consultant, and 30,000 shares issuable pursuant to that certain Consulting Agreement granting stock to a Company employee or consultant. A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.


                  In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined a copy of the Professional Services Agreement, and such agreements, instruments, documents and records as we have deemed relevant.


                  In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon; the legal capacity of all natural persons executing such documents; the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies; and the completeness and accuracy of the certificates of public officials examined by us. We have made no independent factual investigation with regard to any such matters.

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Digitran Systems, Incorporated
June 16, 1998
Page 2


                  Based upon the foregoing, but subject to the limitations set forth below, it is our opinion that the Shares will have been duly authorized and, when issued and sold in accordance with the terms of the Professional Services Agreement and with the terms of the Consulting Agreement, will have been legally issued, fully paid and non-assessable.

                  The   opinions   expressed   herein  are  limited  to  matters
involving the federal laws of the United States.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                    Respectfully submitted,

                                    Law Offices of Gary L. Blum



                                    By:   /s/   Gary L. Blum
                                          Gary L. Blum, Esq.

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